UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2006

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2006, SunPower Corporation, a Delaware corporation (“SunPower”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pluto Acquisition Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of SunPower (“Merger Sub”), PowerLight Corporation, a California corporation (“PowerLight”), and Thomas L. Dinwoodie, as the representative of certain of PowerLight’s shareholders (the “Shareholder Representative”), as announced in the attached press release. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, PowerLight will merge with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving company in the Merger as a direct wholly owned subsidiary of SunPower. The Board of Directors of SunPower approved the Merger and the Merger Agreement on November 13, 2006. The summaries set forth below do not purport to be complete, and are qualified in their entirety by the agreements attached as exhibits hereto.

Under the terms of the Merger Agreement, upon consummation of the Merger (the “Effective Time”), SunPower will acquire all of the outstanding capital stock, options and convertible securities of PowerLight in exchange for aggregate consideration of (i) $130 million in cash plus (ii) a number of shares of SunPower’s class A common stock equal to (x) $195 million divided by (y) the average volume weighted average price of SunPower’s class A common stock for the twenty consecutive trading days immediately preceding the date on which the Effective Time occurs (the “Parent Common Stock Price”), in each case less certain expenses of PowerLight relating to the Merger (collectively, the “Aggregate Merger Consideration”). The stock portion of the Aggregate Merger Consideration is subject to a collar such that no fewer than approximately 5.6 million shares and no more than approximately 6.2 million shares, including shares issuable upon the exercise of assumed options, may be issued. Approximately $60 million of the stock portion of the Aggregate Merger Consideration issued to PowerLight employees will be subject to vesting over 2 years. SunPower has also agreed to issue to employees of the PowerLight business a number of shares of restricted stock, which will be subject to vesting over 4 years, equal to $7.5 million divided by the Parent Common Stock Price. The obligation to issue restricted stock is also subject to a collar, such that no fewer than approximately 217,000 shares, and no more than approximately 240,000 shares, may be issued. SunPower has also agreed to certain limitations on its ability to conduct financing transactions during the period prior to the Effective Time, including a limitation on aggregate proceeds of $150,000,000.

PowerLight and SunPower have made customary representations, warranties and covenants, including, in the case of PowerLight, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between execution of the Merger Agreement and the earlier of its termination or the Effective Time, (ii) not to engage in certain kinds of transactions during such period, and (iii) not to solicit proposals relating to alternative business combination transactions. The completion of the Merger is subject to various closing conditions, including, but not limited to (i) obtaining the approval of the shareholders of PowerLight, (ii) no legal or regulatory restraint or prohibition preventing the consummation of the Merger, (iii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iv) subject to certain exceptions, the accuracy of the representations and warranties made in the Merger Agreement, and (v) the absence of any material adverse change affecting PowerLight or SunPower. The Merger is intended to qualify as a reorganization for federal income tax purposes and to provide for a tax-free exchange of shares.

Concurrently with the execution of the Merger Agreement, and in consideration thereof: (i) certain shareholders of PowerLight entered into an agreement with SunPower (the “Support Agreement”), whereby each such shareholder agreed to vote all of the shares of capital stock of PowerLight beneficially owned by such shareholder in favor of the transactions contemplated by the Merger Agreement; (ii) Cypress Semiconductor Corporation, a majority shareholder of SunPower (“Cypress”), entered into an agreement with PowerLight (the “Lockup Agreement”), whereby Cypress agreed not to (a) sell, transfer or otherwise dispose of any shares of SunPower’s Class B common stock beneficially owned by Cypress, (b) convert such stock into any other security, (c) sell substantially all of the assets of SunPower or (d) engage in any transaction that could have a similar effect for 120 days, subject to extension under certain circumstances, following the execution of the Merger Agreement; and (iii) Cypress entered into an agreement with SunPower (the “Loan Agreement”), whereby Cypress agreed to lend to SunPower up to $130,000,000, at SunPower’s request and subject to conditions, at any time prior to the earlier of the termination of the Merger Agreement and for six months after the Effective Time. Any borrowings by SunPower under the Loan Agreement will be evidenced by a senior subordinated unsecured note, bearing interest at a rate equal to LIBOR on the issuance date plus 475 basis points, and maturing on the first anniversary of the issuance date thereof. The note shall be subordinated to existing and future bank debt of SunPower.

A copy of the press release announcing SunPower’s entry into the Merger Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference. In addition, a copy of the Merger Agreement, the Lockup Agreement and the Loan Agreement are attached to this Current Report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated November 15, 2006, between the Registrant, PowerLight Acquisition Company LLC, PowerLight Corporation and Thomas L. Dinwoodie

10.2	Letter Agreement, dated November 15, 2006, between Cypress Semiconductor Corporation and PowerLight Corporation

10.3	Letter Agreement, dated November 15, 2006, between Cypress Semiconductor Corporation and the Registrant

99.1	Press Release dated November 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated November 15, 2006, between the Registrant, PowerLight Acquisition Company LLC, PowerLight Corporation and Thomas L. Dinwoodie

10.2	Letter Agreement, dated November 15, 2006, between Cypress Semiconductor Corporation and PowerLight Corporation

10.3	Letter Agreement, dated November 15, 2006, between Cypress Semiconductor Corporation and the Registrant

99.1	Press Release dated November 15, 2006